 Exhibit 99.1

Bath & Body Works, Inc. Launches Tender Offers for 5.625% Senior Notes due 2023, 9.375% Senior Notes due 2025 and 6.694% Senior Notes due 2027

Columbus, Ohio (August 19, 2021) (GLOBE NEWSWIRE) — Bath & Body Works, Inc. (“Bath & Body Works” or the “Company”) (NYSE: BBWI) announced today that it has commenced tender offers (the “Tender Offers”) to purchase for cash its outstanding (i) 5.625% Senior Notes due 2023 (the “2023 Notes”), (ii) 9.375% Senior Notes due 2025 (the “2025 Notes”) and (iii) 6.694% Senior Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Notes”) up to a maximum aggregate principal amount of Notes of $500 million (the “Maximum Aggregate Amount”), subject to the Sub-Cap (as defined below), the order of priority and proration provisions set forth in the Offer to Purchase described below. The maximum aggregate amount of Notes to be purchased by the company for the 2025 Notes and 2027 Notes is limited to $180 million (the “Sub-Cap”).

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase dated August 19, 2021 (the “Offer to Purchase”) that is being sent to holders of the Notes. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offers are commencing today. Subject to the Maximum Aggregate Amount and/or the Sub-Cap, the amount of a series of Notes that is purchased in the Tender Offers will be based on the order of priority (the “Acceptance Priority Level”) for such series of Notes set forth in the table below, with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level, as further described in the Offer to Purchase. It is possible that the company may not accept all Notes tendered under the Tender Offers. If the acceptance of all tenders in the Tender Offers would result in a maximum aggregate amount of Notes that exceeds the Maximum Aggregate Amount, tenders will be subject to proration arrangements as described in the Offer to Purchase.

Certain key terms of the Tender Offers are summarized in the table below:

			Dollars per $1,000 Principal Amount of Notes
Series of Notes	CUSIP Number/ISIN	Aggregate Principal Amount Outstanding ($)	Acceptance Priority Level	Tender Offer Consideration(1) ($)	Early Tender Premium ($)	Total Consideration(1)(2) ($)
5.625% Senior Notes due 2023	501797AJ3 / US501797AJ37	$319,685,000	1	$1,052.50	$50.00	$1,102.50
9.375% Senior Notes due 2025	144A: 501797AU8 / US501797AU81 Reg S: U51407AD3 / USU51407AD34	$500,000,000	2	$1,250.00	$50.00	$1,300.00
6.694% Senior Notes due 2027	501797AQ7 144A: 501797AP9 Reg S: U51407AC5	$297,405,000	3	$1,140.00	$50.00	$1,190.00

(1)	Does not include accrued but unpaid interest, which will also be payable as provided herein.

(2)	Includes an Early Tender Premium of $50 for each $1,000 aggregate principal amount of Notes validly tendered prior to the Early Tender Time referred to below (and not validly withdrawn) and accepted for purchase by us.

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase. As described in the Offer to Purchase, tendered Notes may be withdrawn on or before, 5:00 p.m., New York City time, on September 1, 2021 (unless extended), but may not be withdrawn thereafter, except in limited circumstances required by law. The Tender Offers will expire at 11:59 p.m., New York City time, at the end of the day on September 16, 2021, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by us. In order to receive the applicable Total Consideration, holders of Notes must validly tender and not validly withdraw their Notes on or before the Early Tender Time, which is 5:00 p.m., New York City time, on September 1, 2021, unless extended. Subject to the terms and conditions of the Tender Offers, (i) the date of purchase for Notes validly tendered on or before the Early Tender Time and accepted for purchase is currently expected to be September 3, 2021 (the “Early Settlement Date”) and the date of purchase for Notes validly tendered on or before the Expiration Date and accepted for purchase (other than Notes purchased on the Early Settlement Date) is currently expected to be September 20, 2021 (the “Settlement Date”). All Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive the accrued and unpaid interest applicable to such Notes from the last interest payment date until, but not including, the Early Settlement Date or Settlement Date, as applicable.

The company expressly reserves the right for any reason, subject to applicable law, to extend, abandon, terminate or amend the Tender Offers. The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes or the consummation of any other Tender Offer.

Copies of the Offer to Purchase may be obtained from the information agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-2200 (all others) or by email to contact@gbsc-usa.com or from the lead dealer manager for the Tender Offers: Citigroup Global Markets Inc., by calling collect at (212) 723-6106 or toll free at (800) 558-3745.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

ABOUT BATH & BODY WORKS:

Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on- trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.

Forward-Looking Statements

We caution that any forward-looking statements contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;

•	a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Bath & Body Works or that Bath & Body Works does not realize all of the expected benefits of the spin-off;

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;

•	the seasonality of our business;

•	divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully operate and expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to maintain, enforce and protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;

•	claims arising from our self-insurance

•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	shareholder activism matters;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Bath & Body Works:
Investor Relations	Media Relations
Amie Preston	communications@bbw.com
investorrelations@bbw.com